Exhibit 99.1

PressRelease

IFS completes acquisition of global field service management software provider Astea International

Combined company strengthens its leadership position in field service management (FSM) by integrating two of the most established and well recognized players in the market

London, United Kingdom and Horsham, Pennsylvania, December 11, 2019 – IFS, the global enterprise applications company, announces that it has concluded the acquisition of 100% of the shares of global software company Astea International (USOTC: ATEA).

The transaction, initially announced in October 2019, will enable the combined company to serve more customers in more markets, through a broader network of the best talent and partners in the industry. By combining with Astea, IFS will further expand its global footprint beyond its more than 10,000 customers worldwide, of which 8,000 are in service management. This year alone, IFS has driven significant organic growth of its FSM business, with H1 2019 license revenues increasing by 119% compared to H1 2018.

“Field service management is rapidly becoming a strategically important capability for any business trying to link products with customers—and strengthen customer relationships,” Constellation Research’s Nicole France said. “With the acquisition of Astea, IFS has strengthened and deepened its ability to help customers innovate in field service and service management.”

Following the close of the transaction, Marne Martin, President of the IFS Service Management Business Unit, will assume leadership of Astea. Astea’s well-respected founder and former CEO, Zack Bergreen, will take on the role of Senior Advisor to IFS Group Management and will be part of the IFS Service Management Advisory Board.

Martin commented, “Zack and the management team have built a well-established and respected business in Astea. We are very pleased to leverage their expertise and skills to benefit our collective customer base.” She continued, “The service management sector continues to grow at pace faster than that of many other line-of-business applications, and we are in an enviable position in being able to offer our customers the most technically advanced and engaging solutions. This focus will enable customers to use service execution across the entire service lifecycle to create a competitive advantage in how they deliver customer experience and grow their revenue.”

Learn more about IFS’s versatile, comprehensive service industry offering at www.ifs.com/corp/industries/service/.

About IFS

IFS develops and delivers enterprise software for customers around the world who manufacture and distribute goods, build and maintain assets, and manage service-focused operations. The industry expertise of our people and solutions, together with a commitment to delivering value to every one of our customers, has made IFS a recognized leader and the most recommended supplier in our sector. Our team of 3,700 employees and growing ecosystem of partners support more than 10,000 customers around the world challenge the status quo and realize their competitive advantage. Learn more about how our enterprise software solutions can help your business today at ifs.com.

Follow us on Twitter: @ifs

Visit the IFS Blog on technology, innovation and creativity: https://blog.ifs.com/

About Astea

Astea International is a global leader in field service and mobile workforce management, including all the cornerstones of full service lifecycle management: customer management, service management, asset management, forward and reverse logistics management and mobile workforce management and optimization. Astea technology helps the world’s best service-driven companies generate higher profit while properly balancing customer satisfaction and service levels through proactive communication that creates a seamless, consistent and highly personalized experience at every customer relationship touch point. Astea’s solutions unify processes, people, parts, and information to focus the entire organization on the creation of sustainable value in highly competitive, global markets.

www.astea.com

Foros is acting as the exclusive financial advisor to IFS for this transaction.

Stifel is acting as the exclusive financial advisor to the Independent Special Committee of Astea International Inc.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain statements with respect to a transaction involving Astea and IFS that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond IFS’ and Astea’s ability to control or predict with accuracy and some of which might not even anticipate. There can be no assurance that Astea or IFS will achieve any stated expectations and neither Astea nor IFS assumes responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Astea. All forward-looking statements included in this release are based upon information available to Astea and IFS as of the date of the release, and neither Astea nor IFS assume any obligation to update or revise any such forward-looking statements except as required by law.

Contact information

IFS

Lyndsey Rojas

Director, Communications

Email: press@ifs.com

Phone: +1 216 339 9144

Astea International

Emily Hackman

Executive Director of Global Marketing

Email: ehackman@astea.com

Phone: +1 215 682 2500